SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2013

Date of Report

(Date of Earliest Event Reported)

WOODGATE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54834	46-187400
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Eee	Identification No.)

2500 Tanglewilde

Suite 260

Houston, TX 77063

(Address of Principal Executive Offices)

(713) 978-6551

(Registrant’s Telephone Number)

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ITEM 2.01	Completion of Acquisition or Disposition of Assets

On September 25, 2013, WoodGate Energy Corporation, a Delaware corporation (the “Company”), completed the acquisitions of two entities in separate stock-for stock transactions (collectively, and together, the “Acquisitions): (1) E&P CO, LLC, a Texas limited liability company (“EPCO”) and (2) Prestige O&G, LLC, a Texas limited liability company (“Prestige”). The purpose of the Acquisitions was to facilitate and prepare the Company for a registration statement and/or public offering of securities. The acquisition by the Company of EPCO is referred to herein as the “EPCO Acquisition,” and the acquisition by the Company of Prestige is referred to herein as the “Prestige Acquisition.”

The EPCO Acquisition was effectuated by the Company through the exchange of each of the outstanding membership units of EPCO for 10,000 shares of common stock of the Company. As a result, in the EPCO Acquisition, all of the outstanding membership interests in aggregate of EPCO were exchanged for, and converted into, 13,337,280 shares of common stock of the Company. In addition, as part of the EPCO Acquisition, EPCO’s outstanding debt was converted into shares of common stock of the Company, resulting in 13,296,950 shares of common stock of the Company being issued to holders of EPCO’s debt. Hence, the Company issued a total of 26,634,230 shares of common stock of the Company in the EPCO Acquisition.

The Prestige Acquisition was effectuated by the Company through the exchange of each of the outstanding membership units of Prestige for 10,000 shares of common stock of the Company. As a result, in the Prestige Acquisition, all of the outstanding membership interests in aggregate of Prestige were exchanged for, and converted into, 10,115,770 shares of common stock of the Company.

In sum, a total of 36,750,000 shares of common stock of the Company were issued in the Acquisitions.

EPCO was formed in June 2005 in the State of Texas, and is engaged in the development, drilling and production of coal bed methane (CBM) gas on a concession located in the State of Louisiana. EPCO is engaged in the exploration and development of CBM wells, and it currently holds three producing wells and one salt water disposal well, and is in the process of developing additional wells. The main source of revenue for the Company is sale of CBM gas to Regency Gas Services, LLC. EPCO currently has access to about 10,000 net mineral acres of land (through a lease) which has the potential of developing additional CBM wells.

Prestige was formed in June 2009 in the State of Texas, and invests in and develops oil and gas exploration and production projects in the United States and other countries. As one of its major investments, Prestige formerly held an interest in EPCO (which interest was withdrawn on June 30, 2013 in preparation for the Acquisitions) and is currently a partner with EPCO in its CBM Gas Project in the State of Louisiana.

As a result of the Acquisitions, each of EPCO and Prestige became wholly owned subsidiaries of the Company. The Company, as the sole shareholder of each of EPCO and Prestige, has taken over the operations and business plans of each of EPCO and Prestige.

Relationship with Tiber Creek Corporation

In March 2013 the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Company. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Silverwood Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Woodgate Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

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Business

Prior to the Acquisition, the Company had no significant business, operations or plan. Accordingly, the business of the Company below is that of EPCO and Prestige, each of which the Company acquired in the Acquisitions.

The Company is specialized in the field of operating and managing natural gas projects.

EPCO commenced developing wells and raising funds to finance well development activities and initiated the process of drilling the third gas production well during 2010 and completed lateral drilling of the third well in 2011. Through its efforts to date, EPCO has a complete, fully operational processing facility and three developed and producing wells (although not yet producing in paying capacities) and one salt water disposal well. The gas process facility is designed to accommodate approximately 30 wells and includes a main connection to the sales pipeline network.

EPCO (of which Prestige is a partner) is the primary owner company of NE Caldwell Gas project in Louisiana. EPCO has completed the development of the first three wells from its own resources where existing wells are operational and producing natural gas. EPCO has successfully conducted directional drilling techniques in its operation where lateral drilling was successfully completed so far. All current production is being sold under an agreement with Regency Gas Services, LLC.

Coal Bed Methane (CBM) Resources

The Company’s business is centered on coal bed methane energy.

CBM gas is a clean source of energy in the form of CH4 composite (methane natural gas). CBM is produced under unconventional means from coal seams. The Company’s management believes that interest in developing CBM projects is increasing in recent years by public and private sectors; accordingly CBM operations and businesses are expected to continue to grow in the future driven by CBM’s importance as an energy source and anticipated to increase in demand for natural gas as a growing source of energy.

In 2011, the Company (through EPCO) engaged Netherland, Sewell & Associates, Inc. (“Netherland Sewell”), worldwide petroleum consultants and specialists in engineering, geology, geophysics and petrophysics, to assess the gross contingent and prospective resources for certain coal bed methane properties located in Caldwell Parish, Louisiana (the area assessed represented only a portion of the acreage in which EPCO holds an interest). The assessment made was prepared in accordance with the definitions and guidelines set forth in the 2007 Petroleum Resources Management System (PRMS) approved by the Society of Petroleum Engineers (SPE).

Netherland Sewell assessed the contingent gas resources, which are those quantities of petroleum which are estimated to be potentially recoverable from known accumulations, but for which the applied project(s) are not yet considered mature enough for commercial development because of one or more contingencies. The contingent resources assessed are considered contingent upon increasing the individual gas production rates for existing wells to sufficiently demonstrate the commerciality of the project(s). The assessment estimated original gas-in-place and gross contingent gas resources, as of March 1, 2011, to be the following (where MMCF represents gas volumes in millions of cubic feet and standard temperature and pressure bases):

Category	Original Gas-in-Place (MMCF)	Gross Contingent Gas Resources (MMCF)
Low Estimate (1C)	6,141	2,149
Best Estimate (2C)	8,139	4,476
High Estimate (3C)	10,362	7,772

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Netherland Sewell assessed the prospective gas resources, which are those quantities of petroleum which are estimated to be potentially recoverable from undiscovered accumulations by application of future development projects. The prospective resources indicate exploration opportunities and development potential in the event a petroleum discovery is made and should not be construed as reserves or contingent resources. The assessment estimated undiscovered original gas-in-place and unrisked gross prospective gas resources, as of March 1, 2011, to be the following (where MMCF represents gas volumes in millions of cubic feet and standard temperature and pressure bases):

Category	Undiscovered Original Gas-in-Place (MMCF)	Unrisked Gross Prospective Gas Resources (MMCF)

Low Estimate	24,768	8,669
Best Estimate	32,816	18,049
High Estimate	41,242	30,932

In addition to the Netherland Sewell analysis, the Company has also confirmed these assessments through analysis by Supreme Source Energy Services (SSES, a CBM engineering and drilling specialist firm, and Intertek Westport Technology Center, a consultant and laboratory analyst to the oil and gas exploration and production industry.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners.

Customer Agreement

The main source of revenue for the Company (through EPCO) is the sale of CBM gas to Regency Gas Services, LLC (together with all of its affiliates, collectively, “Regency”) through various off-take agreements to sell all produced gas at prevailing market prices. Pursuant to the agreement, which includes Regency Intrastate Gas LP, a tap, valve and metering facility for the receipt of gas by Regency from EPCO was set up by the parties. Pursuant to the agreement, the Company will receive revenues upon sales of gas each month.

EPCO Lease from International Paper Company

On October 2, 2006, EPCO entered into an exploration agreement with coal bed methane lease option east with International Paper Company (“International Paper Agreement”). Under the International Paper Agreement, EPCO has rights to explore for, and otherwise evaluate, deposits of coal containing coal bed methane in certain areas in Caldwell Parish, Louisiana comprising approximately 9,661 acres. Pursuant to the International Paper Agreement, EPCO exercised a lease option in 2008 allowing it to proceed with development and production projects in this area. Since then, EPCO has annually renewed such lease for its project development (the current period, as recently renewed, runs to April 30, 2014). Further, in June 2013, EPCO entered into a participation agreement with Prestige to establish a partnership in this project whereby each of EPCO and Prestige now hold a 50% interest in the project. The International Paper Agreement is being managed for International Paper Company by BRP, LLC, a joint venture owned by International Paper Company and Natural Resource Partners L.P., a publicly traded master limited partnership. Currently, the Company pays approximately $2.00 per acre for the lease each year in addition to the royalty payments upon sales of gas each month. The royalty is determined based on base royalty rate of 12.5% plus a supplemental royalty based on the gross sales price of the CBM.

Governmental Regulations

The Company holds various licenses and permits to drill, operate and conduct such exploration activities in Louisiana

The Company does not need or require any other approval from government authorities or agencies in order to operate its regular business and operations. However, it is possible that any proposed expansion to the Company’s business and operations in the future would require government approvals.

Marketing and Sales

The Company has conducted limited advertising and marketing to date, and currently, EPCO only has one major customer agreement.

The Company has not given substantial attention to constructing a sales or marketing strategy and plans. Rather, the Company is focused on succeeding in its operational activities with respect to exploration and drilling. The Company does not currently anticipate a significant budget or need for sales and marketing activities or campaigns.

Revenues and Losses

The Company has limited revenues from operations. Based on a combination of EPCO and Prestige, the Company posted revenues of $399,133 during the year ending 2011, ($263,204) in the year ended 2012 and ($269,176) for the first half of 2013.

The Company has a record of posting losses. Based on a combination of EPCO and Prestige, the Company posted net losses of $646,916 during the year ending 2011, $591,459 in the year ended 2012 and $880,767 for the first half of 2013.

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THE COMPANY

Employees and Organization

The Company presently has four employees. The Company also regularly engages contractors and sub-contracts to directly work in the wells in Louisiana.

The employees receive health insurance benefits. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing or its profits from operations allow expenditure on such items.

Stephen Spafford, an operational manager, has an employment agreement with EPCO, entered into as of May 2010. Pursuant to this agreement, Mr. Spafford is entitled to a base salary of $200,000, plus eligibility for performance bonuses and other perquisites. The employment agreement with Mr. Spafford has a term of one year, and is subject to annual renewals by mutual consent.

Samta Gupta, an accountant, has an employment agreement with EPCO, entered into as of June 2009. Pursuant to this agreement and further revisions, Ms. Gupta is currently entitled to a salary of $65,000, plus eligibility for certain perquisites.

Property

The Company’s headquarters are located in Houston, Texas. The office location leased from Woodlake Properties consists of approximately 3,000 square feet. The monthly lease cost for the Company is $3,927 at present.

The Company leases the land (almost 10,000 acres) on which its wells are located in Columbia, Louisiana. The total land area can accommodate up to 150 to 200 wells.

Subsidiaries

Currently, the Company has two subsidiaries – EPCO and Prestige (each of which was acquired in the Acquisitions). The Company is the sole owner/member of each of EPCO and Prestige.

Intellectual Property

The Company holds limited intellectual property, and has not applied for any patents. The Company does hold one trademark issued by the U.S. Patent and Trademark Office for “E & Pco, LLC EXPLORATION AND PRODUCTION.” The trademark was registered in March 2012 and covers Class 37 for oil and gas development and related activities.

Summary Financial Information

As the Company had no operations or specific business plan until the Acquisitions, the information presented below is with respect to EPCO and Prestige, respectively, which were each acquired by the Company in September 2013 as a result of the Acquisitions.

The statements of operations data for the six months ended June 30, 2013 and the balance sheet data as of June 30, 2013 are derived from the audited financial statements of EPCO and related notes thereto included herewith (the audit was conducted with respect to the financial statements of EPCO in conformity with accounting principles generally accepted in the United States). The statement of operations data for the year ended December 31, 2012 and the year ended December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and December 31, 2011, respectively, provided below, is derived from the audited financial statements of EPCO and related notes thereto included herewith (the audit was conducted with respect to the financial statements of EPCO in conformity with accounting principles or International Financial Reporting Standards).

	Six months ended June 30, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Statement of operations data
Revenue	$2,141	$4,420	$13,046
Gross profit	$2,141	$4,420	$13,046
Income (Loss) from operations	$(763,026)	$(862,003)	$(724,205)
Net income (loss)	$(763,026)	$(620,477)	$(683,055)

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	At June 30, 2013	At December 31, 2012	At December 31, 2011
Balance sheet data
Cash	$34,900	$47,762	$(93,821)
Other assets	$17,321,203	$19,097,721	$19,103,756
Total assets	$17,356,103	$19,145,483	$19,197,577
Total liabilities	$10,496,454	$14,477,401	$15,424,018
Total members’ equity (deficit)	$6,859,649	$4,668,082	$3,773,559

The statements of operations data for the six months ended June 30, 2013 and the balance sheet data as of June 30, 2013 are derived from the audited financial statements of Prestige and related notes thereto included herewith (the audit was conducted with respect to the financial statements of Prestige in conformity with accounting principles generally accepted in the United States). The statement of operations data for the year ended December 31, 2012 and the year ended December 31, 2011, respectively, and the balance sheet data as of December 31, 2012 and December 31, 2011, respectively, provided below, is derived from the audited financial statements of Prestige and related notes thereto included herewith (the audit was conducted with respect to the financial statements of Prestige in conformity with accounting principles or International Financial Reporting Standards).

	Six months ended June 30, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Statement of operations data
Revenue	$(271,317)	$(267,624)	$386,087
Gross profit	$(271,317)	$(267,624)	$386,087
Income (Loss) from operations	$(117,741)	$29,018	$(21,552)
Net income (loss)	$(117,741)	$29,018	$36,139

	At June 30, 2013	At December 31, 2012	At December 31, 2011
Balance sheet data
Cash	$5,338	$5,338	$5,338
Other assets	$10,049,517	$9,908,442	$23,799,701
Total assets	$10,054,855	$9,913,780	$23,805,039
Total liabilities	$0	$195,626	$174,692
Total members’ equity (deficit)	$10,054,855	$9,718,155	$23,630,347

Management's Discussion and Analysis of Financial Condition and Results of Operations

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to EPCO and Prestige (as the Company did not have business operations of a material nature prior to the consummation of the Acquisitions).

Revenues and Losses

The Company has limited revenues from operations. Based on a combination of EPCO and Prestige, the Company posted revenues of $399,133 during the year ending 2011, ($263,204) in the year ended 2012 and ($269,176) for the first half of 2013.

The Company has a record of posting losses. Based on a combination of EPCO and Prestige, the Company posted net losses of $646,916 during the year ending 2011, $591,459 in the year ended 2012 and $880,767 for the first half of 2013.

Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to earn potential revenue from arrangement with Regency. As the Company expands its gas-producing capacity through expansion of its wells in Louisiana, the Company plans to achieve additional revenue.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

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Critical Accounting Policies

For the years ending December 31, 2012 and December 31, 2011, respectively, the financial statements of EPCO and Prestige have been prepared and audited in accordance with the accounting principles of International Financial Reporting Standards (IFRS). For the six months ended June 2013, the financial statements of EPCO and Prestige were audited in accordance with generally accepted accounting principles in the United States (preparation of the financial statements for Prestige and EPCO was made under generally accepted accounting principles in the United States (GAAP)).

The financial statements have been prepared under historical cost convention. The preparation of financial statements in conformity with IFRS or GAAP requires the use of certain critical accounting estimates and management of the Company to exercise its judgment in the process of applying accounting principles. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future.

Capital Resources

As of June 30, 2013, the Company (based on a combination of EPCO and Prestige) had cash available of $40,238.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business development and expansion plans.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

To date, the Company has not suffered from a significant liquidity issue. However, the Company has been able to avoid such liquidity issues because of a revolving funding arrangement that it has in place with affiliated entities, Rasan Associates, LLC and Rasan Private Equity, Inc. (collectively, “Rasan”). Under this arrangement, the Company receives funding from a commodity sale and purchase agreement with Rasan.

Discussion of Six Months ended June 30, 2013

Based on a combination of EPCO and Prestige the Company generated no revenues during the six months ended June 30, 2013. The Company posted net losses of $880,767 for the six months ended June 30, 2013. The expenses incurred and losses consisted primarily of funds expended to further the Company’s business and operational activities.

Discussion of the Year ended December 31, 2012

Based on a combination of EPCO and Prestige the Company generated revenues of ($263,204) during the year ended December 31, 2012. The Company posted net losses of $591,459 for the year ended December 31, 2012. The expenses incurred and losses consisted primarily of funds expended to further the Company’s business and operational activities.

Discussion of the Year ended December 31, 2011

Based on a combination of EPCO and Prestige the Company generated revenues of $399,133 during the year ended December 31, 2012. The Company posted net losses of $646,916 for the year ended December 31, 2012. The expenses incurred and losses consisted primarily of funds expended to further the Company’s business and operational activities.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Fuad Al-Humoud	50	Director	2013
Osman Kaldirim, Jr.	34	President and Director	2013

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Fuad Al-Humoud

Fuad Al-Humoud serves as the Chairman of the Board of Directors of the Company, and is a director of the Company. Mr. Al-Humoud has 22 years of experience in banking, investments and real estate fields with particular emphasis on financial engineering, investment development (private equity, funds and direct investment), Treasury operations, portfolio management and leasing and project financing. Mr. Al-Humoud has extensive entrepreneur experience in activities related to business development and financial structuring for start-up as well as existing investment programs. Mr. Al-Humoud has over 15 years experience in establishing financial institutions in banking, finance, and the investment sector contributing to development of the business plan, and operational, investment and business policies. He currently continues to hold the executive positions as listed with the following companies which he was instrumental in establishing and developing: Chairman and Managing Director, Rasan Holding Co. KSC (Kuwait) (commenced July 2008); Executive Partner, Rasan General Trading & Contributing Co. (commenced July 2005); Chairman, Prestige O&G, LL (Texas) (commenced September 2009); Executive Chairman, E&P Co. LLC (Texas) (commenced February 2009); Chairman, Hoff Centrifuge, Inc. (Nevada)(commenced August 2012). Mr. Al-Humoud received his Bachelor of Science in Industrial Engineering degree in 1988 from The University of Miami.

Osman Kaldirim, Jr.

Osman Kaldirim, Jr. serves as the President and a director of the Company. Mr. Kaldirim is a Petroleum Geologist with a broad background in prospect generation and prospect evaluation together with various operating management functions in oil and gas projects, including both U.S. and International projects. Mr. Kaldirim has over nine years experience in the Oil & Gas sector with main focus on Exploration & Development of unconventional Oil & Gas Projects using conventional and non-conventional drilling techniques, production planning and project management. Since 2005 to the present, Mr. Kaldirim has served as the Vice President and Chief Geologist at E&P Co., LLC and has been managing the drilling, exploration and development of multiple wells in their 10,000 acres, Northeast Caldwell CBM Project in Louisiana. Mr. Kaldirim received Masters Degree in Petroleum/Structural Geology in 2004 from Oklahoma State University and his Bachelor of Science Degree in Geology from Texas A&M University in 2002.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

EPCO was a party to the lawsuit entitled Noram Drilling Company v. E&P Co International, LLC and E&P Co., LLC. The case has been pending in Caldwell Parish, Louisiana since originally filed in 2009. EPCO, which was a party to the suit, was dismissed following a motion for summary judgment adjudicated in its favor in 2013. Accordingly, EPCO is no longer a party to this proceeding.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to certain of its officers and directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

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Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Moosewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Mergers. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Mr. Fuad Al-Humoud, who is the Chairman and a director of the Company, was also a director of EPCO and Chairman of Prestige prior to the Acquisitions.

The Company has entered into loan arrangements from time to time with officers, directors and/or affiliates of the Company, EPCO and/or Prestige.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Number of Shares of
Name	Position	Common Stock	Percent of Class (1)

Fuad Al-Humoud	Director	20,067,962 (2)	42%

Osman Kaldirim, Jr.	President and Director	22,515,993 (3)	48%

Dr. Osman Kaldirim	5% shareholder	3,024,045 (4)	7%

Dr. Mashhhoor Almadodi	5% shareholder	3,024,045 (4)	6%

Total owned by officers and directors		42,583,955	90%

(1) Based upon 47,295,000 shares outstanding as of the date of this report.

(2) Includes 13,584,993shares held by Caldwell US, Inc., a Delaware corporation, 2,424,377 shares held by Rasan Associates, LLC, a Texas limited liability company, 1,598,592 shares held by Rasan Private Equity and 2,460,000 shares held by Rasan Energy. Mr. Al-Humoud is a managing member and principal of each of these entities, and he may be deemed the beneficial owner or the shares held by such entities.

(3) Includes 22,515,993 shares held by E&P Management and Development Co., LLC, a Texas limited liability company. Mr. Kaldirim is a managing member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(4) Includes 3,024,045 shares held by Delta O&G, LLC, a Texas limited liability company. Dr. Kaldirim is a member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

(5) Includes 3,024,045 shares held by Delta O&G, LLC, a Texas limited liability company. Dr. Almadodi is a member and principal of the entity, and he may be deemed the beneficial owner or the shares held by such entity.

Risks and Uncertainties facing the Company

The Company has limited revenues to date, including during the recent six months ended June 30, 2013, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As a company with limited revenues to date, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue to identify suitable exploration and development opportunities that can be realized at a reasonable cost.

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Due to financial constraints and the current stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. As the Company expands, the Company may need such partnerships and marketing campaigns to better build its business.

Risk Factors

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of success in operations.

There is no assurance that the Company’s exploration or development activities will be successful. Moreover, there is no assurance that any of the Company’s operations will have any ability to realize profits.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company operates in a sector generally regarded with high risk.

The Company operates in the broader oil and gas exploration and development sector, which is an industry typically characterized by high risk. The success of the Company may vary widely based on the ability to successfully extract natural gas.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and directors beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own of approximately 90% of the Company’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

10

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has applied for minimal intellectual property and trade secret protection in aspects of its business. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. Further, there is no guarantee that intellectual property currently in place adequately protects the Company or its business and operations.

Shares of common stock in the Company may be subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares purchased in this Offering may be subject to Rule 144 resale restrictions, and accordingly, investors may be subject to such resale limitations.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

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(1) On July 31, 2012, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on May 16, 2013, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On July 31, 2012, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on May 16, 2013, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(3) On May 17, 2013, the Company issued 8,750,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933, as amended, as follows:

Names of Shareholders	No. of shares	Consideration

E&P Management and Development Co., LLC	3,821,396	$382.14
Caldwell US, Inc.	1,774,000	$177.40
Rasan Associates, LLC	100,000	$10.00
Delta O&G, LLC	552,604	$55.26
Rasan Private Equity	100,000	$10.00
Rasan Energy	2,400,000	$240.00
Univest	2,000	$0.20

(4) Beginning in July 2013, shares of common stock were issued by the Company to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities.

Names of Shareholders	No. of shares	Consideration

Rasan Energy	60,000	$60,000
Rasan Associates	50,000	$50,000
Saad Salah Al-Ghanim	75,000	$75,000
Ahmad Yousef Al-Khalaf	30,000	$30,000
Yousef Yakoob Al-Salman	60,000	$60,000

Al-Rawda Investment for Real Estate Development and Projects Management Co.	500,000	$500,000
Al Majmow International Trading Est.	100,000	$100,000
Al Wadi Limited Co.	100,000	$100,000
Mashhhoor Ali O Almadodi	80,000	$80,000
Fatmah Abdulgader A Radwan	60,000	$60,000
Hajar Mashhor A Almadodi	30,000	$30,000
Zainab Mashhour A Almadodi	30,000	$30,000
Khawlah Mashhoor A Almadodi	30,000	$30,000
Aisha Mashhour A Almadodi	30,000	$30,000
Ali Mashhoor A Almadodi	30,000	$30,000
Mahmoud Mashhour A Almadodi	30,000	$30,000

(5) On September 25, 2013, the Company issued 13,337,280 shares of common stock to members of EPCO in connection with the EPCO Acquisition, as follows:

Shareholder Name	Number of Shares

Caldwell US, Inc.	6,542,580
Rasan Associates, LLC	274,377
EPMD, LLC	5,057,885
Delta O&G, LLC	1,462,438

(6) On September 25, 2013, the Company issued 13,296,950 shares of common stock to retire debt of EPCO in connection with the EPCO Acquisition, as follows:

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Shareholder Name	Number of Shares

Caldwell US, Inc.	210,528
Rasan Associates, LLC	2,000,000
Rasan Private Equity, Inc.	1,498,592
EPMD, LLC	8,578,827
Delta O&G, LLC	1,009,003

(7) On September 25, 2013, the Company issued 10,115,770 shares of common stock to members of Prestige in connection with the Prestige Acquisition, as follows:

Shareholder Name	Number of Shares

Caldwell US, Inc.	5,057,885
EPMD, LLC	5,057,885

ITEM 5.02 Change in Number of Directors; Election of Directors

In connection with the Acquisitions, the Company has expanded its size of the board of directors to four (4) seats. The term of each director shall be three (3) years.

The shareholders of the Company elected Mr. Osman Kaldirim, Jr., who is the President of the Company, to become a director of the Company.

The current board of directors now consists of Mr. Fuad Al-Humoud, who is also Chairman of the Board, and Osman Kaldirim, Jr., who is also the President of the Company.

The remaining two board of directors seats (currently vacant) will be filled by one representative to be appointed from E&P Management and Development Co., LLC and one representative to be appointed from Caldwell US, LLC. The shareholders of the Company approved such appointments.

ITEM 5.06 Change in Shell Company Status

The Company has acquired EPCO and Prestige, each of which has a defined business plan, and accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of EPCO, including balance sheets as of June 30, 2013, December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the six months ending June 30, 2013, year ending December 31, 2012 and the year ended December 31, 2011, respectively, are included herewith.

The audited financial statements of Prestige, including balance sheets as of June 30, 2013, December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the six months ending June 30, 2013, year ending December 31, 2012 and the year ended December 31, 2011, respectively, are included herewith.

Exhibits

2.1	Exchange Agreement
2.2	Exchange Agreement
10.1	Coalbed Methane Lease
10.2	Amendments to Coalbed Methane Lease
10.3	Agreement with Regency Gas
10.4	Amendments to Agreement with Regency Field Services

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

WOODGATE ENERGY CORPORATION

Date: October 3, 2013	/s/ Osman J. Kaldirim, Jr.
President

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Independent Auditor’s Report

To the shareholders of E & P Co., LLC

Report on the financial statements

I have audited the financial statements of E & P Co., LLC which comprise the statement of financial position as of 31 December 2012 and 2011 and the statements of income, changes in members’ equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory notes.

Management’s responsibility for the financial statements

Management is responsible for the preparation of these financial statements in accordance with International Financial Reporting Standards (IFRSs). This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with International Standards on Auditing. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

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Opinion

In my opinion, the accompanying financial statements give a true and fair view of the financial position of the company as of 31 December 2012, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRSs).

12 February 2013

Clay Thomas, P.C.

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Statement of Financial Position

USD	Note	2012	2011

Assets

Non-current assets

Property, plant and equipment		2,893	5,399
Unproved Property costs	15	18,318,960	17,353,603
Deposits		11,204	7,276
Investment Property	16	-	1,542,510
		18,333,057	18,908,788

Current assets

Accounts receivable, related party	5, 14(a)	749,100	357,515
Accounts receivable, other	5	3,064	243
Restricted cash		-	-
Prepaid expenses		12,500	24,852
Cash and cash equivalents	6	47,762	(93,821)
		812,426	288,789

Total assets		19,145,483	19,197,577

Equity attributable to owners Members' Capital		9,092,344	7,577,344
Retained earnings	8	(4,424,262)	(3,803,785)
Total equity	12	4,668,082	3,773,559

Liabilities

Non-current liabilities and deferred items

Long-term notes payable, related parties	9, 13(b)	10,537,500	10,525,000
Long-term notes payable		2,400,000	2,000,000
		12,937,500	12,525,000

Current liabilities

Notes payable, related parties	9, 13(b)	689,928	650,000
Notes payable		25,000	1,717,350
Accounts payable, related party		9,369	-
Accrued expenses	9	126,563	13,336
Accrued expenses, related party	9	-	401,820
Trade and other payables	9	689,041	116,512

		1,539,901	2,899,018
Total liabilities	9	14,477,401	15,424,018

Total equity and liabilities		19,145,483	19,197,577

The notes on pages 7 to 20 are an integral part of these financial statements.

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Statement of Income

USD	Note	2012	2011

Operating revenue		4,420	13,046
Gross profit		4,420	13,046

Operating costs	10	2,433	-
Marketing and promotion expense	10	-	2,187
Administrative expenditures	10	863,990	735,064
Operating (loss)/profit		(862,003)	(724,205)
Accounts payable settlements		-	2,405
Financing income		241,526	38,745
Bad debt expense, affiliate		-	-
(Loss)/profit before taxation		(620,477)	(683,055)
Income tax expense		-	-
(Loss)/profit for the year		(620,477)	(683,055)

(Loss)/profit attributable to: Members' equity of the company		(620,477)	(683,055)
		(620,477)	(683,055)

The notes on pages 7 to 20 are an integral part of these financial statements.

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Statement of Cash Flows

USD	Note	2012	2011

Cash flows from operating activities
Payments to suppliers and employees		(523,469)	(683,055)
Receivable from related parties		(435,429)	(132,561)
Receivables		(2,131)	-
Depreciation		2,893	4,851
Trading receivable		-	2,582
Accrued income		43,155	(24,806)
Deposits		(3,928)	(7,276)
Restricted Cash		-	161,000
Accounts payable		467,236	(243,564)
Accounts payable, related parties		9,369	-
Credit card payable		(17)	(613)
Accrued expenses		123,906	(4,743)
Accrued expenses, related parties		-	-
Prepaid expenses		12,352	-
Payroll tax liabilities		8,305	(24,784)
Net cash generated from operating activities		(297,757)	(952,969)

Cash flows from investing activities

Purchase of certificate of deposit Project under development	15	(965,361)	(5,285,613)
Property and equipment		(388)	(1,337)
Net cash used in investing activities		(965,748)	(5,286,950)

Cash flows generating from financing activities

Investment from Members	7(b)	1,515,000	4,000,000
Borrowings on notes payable			-
Borrowings on notes payable, related parties		(109,912)	1,537,350
Net cash proceeds from financing activities		1,405,088	5,537,350

Net increase (decrease) in cash, cash equivalents, and bank overdrafts		141,582	(702,569)
Cash, cash equivalents and bank overdrafts at beginning of year		(93,821)	608,748
Exchange gains (losses) on cash and bank overdrafts		-	-
Cash, cash equivalents and bank overdrafts at end of year	6	47,762	(93,821)

The notes on pages 7 to 20 are an integral part to these financial statements.

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Statement of changes in members' equity

USD	Note	Members' Capital	Retained earnings (loss)	Total equity
Balance at 1 January 2010		3,577,344	(2,245,982)	1,331,362

Profit (loss)		-	(874,748)	(874,748)
Balance at 31 December 2010		3,577,344	(3,120,730)	456,614

Member additions to Equity		4,000,000	-	4,000,000
Profit (loss)		-	(683,055)	(683,055)
Balance at 31 December 2011		7,577,344	(3,803,785)	3,773,559

Member Additions To Equity	7(b)	1,515,000	-	1,515,000
Profit (loss)		-	(620,477)	(620,477)
Balance at 31 December 2012		9,092,344	(4,424,262)	4,668,082

The notes on page 7 to 20 are an integral part to these financial statements.

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Notes to the financial statements

1.	General information

E & P Co., LLC (the Company) is engaged in the development, drilling and production of coal bed methane gas on a concession located in the State of Louisiana.

The company was formed in Texas in June 2005 as a Texas Limited Liability Company and is registered and domiciled in the State of Texas. Prestige O & G, LLC, Caldwell (US), Inc., E & P Management and Development, LLC (EPMD), Rasan Associates, LLC and Delta O & G, LLC own interest in the company. See Note 7.

The Company commenced developing wells and raising funds to finance well development activities,and initiated the process of drilling the third gas production well during 2010 and completed lateral drilling of the third well in the 2011 fiscal year. The company has gone form an early stage development with on-going concern business in 2008, to an advanced stage development, through the continued capital commitment from the shareholders.

With the investment made since 2008 in aggregate of $17 million, the company has a complete, fully operational processing facility as per the standards and requirements of Regency main interstate sales line, in addition to three developed and producing wells. The gas processing facility is designed to accommodate roughly 30 wells.

In the course of its development activities, the Company has sustained operating losses and expects such losses to continue through at least the second quarter of 2013 due to the fact that the developed wells will remain under the stabilization phase during this period.

The Company targets to achieve a proven reserve status for its three existing wells during year 2013, with minor developments of its processing facility and addition of a second water disposal well. Also, the Company has obtained permits to drill three more lateral wells. The Company expects to finance its operations primarily through its existing cash and future financing from its members and or through IPO which the shareholders have approved for the company to go public. The Company’s ability to continue as a going concern will require the Company to obtain additional capital in the future to continue its operations and to fund its debt payments.

2.	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all of the financial statements presented. This is the fourth financial reporting period.

2.1	Basis of preparation

The financial statements of E & P Co., LLC have been prepared in accordance with International Financial Reporting Standards. The financial statements have been prepared under the historical cost convention.

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The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 4.

2.1.1 Changes in accounting policy and disclosures

(a) New and amended standards adopted by the company

The company has adopted the following and new amended IFRS as of 1 January 2009:

IFRS 7 ‘Financial instruments – Disclosures’ (amendment) – effective January 1, 2009. The amendment requires enhanced disclosures about fair value measurement and liquidity risk. In particular, the amendment requires disclosure of fair value measurements by level of a fair value measurement hierarchy. As the change in accounting policy only results in additional disclosures, there is no impact on earnings per share.

In respect to borrowing costs related to qualifying assets for which the commencement date for capitalization is on or after 1 January 2009, the company capitalizes borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset as part of the cost of that asset. This is an adoption of IAS 23.

IFRS 5 ‘Disclosures required in respect of non-current assets (or disposal groups) classified as held for sale or discontinued operations’ – effective 1 January 2010, an amendment which specifies those disclosures required. It further clarifies that the general requirements of IAS 1 still apply, particularly paragraph 15 (to achieve a fair presentation) and paragraph 125 9sources of estimation uncertainty) of IAS 1. These disclosures will be applied prospectively.

IAS 7 ‘Statement of cash flows’ regarding the classification of expenditures on unrecognized assets effective 1 January 2010. This amendment requires that only expenditures that result in a recognized asset in the statement of financial position can be classified as investing activities. Early application of this amendment is permitted and is currently being applied.

2.2	Consolidation

(a) Associates

Associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognized at cost. The company’s investment in associates is accounted for using the equity method of accounting and is initially recognized at cost.

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The company’s share of its associate’s post-acquisition profits or losses is recognized in the income statement, and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the company’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

Unrealized gains on transactions between the company and its associates are eliminated to the extent of the company’s interest in the associate. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the associate has been changed where necessary to ensure consistency with the policies adopted by the company. Dilution gains and losses arising in investments are recognized in the income statement.

2.3	Financial assets

2.3.1    Classification

The company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a) Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term. Derivatives are also categorized as held for trading unless they are designated as hedges. Assets in this category are classified as current assets.

(b) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The company’s loans and receivables compromise ‘trade and other receivables’ and cash and cash equivalents in the balance sheet.

(c) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

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2.3.2    Recognition and measurement

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the company commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss is initially recognized at fair value, and transaction costs are expensed in the Statement of Income. Financial assets are derecognized when the rights to receive cash flows from investments have expired or have been transferred or the company has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortized cost.

Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ are presented in the Statement of Income within ‘other (losses)/gains – net’ in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognized in the income statement as part of other income when the company’s right to receive payments is established.

2.4	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

2.5	Impairment of financial assets

(a) Assets carried at amortized cost

The company assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the company uses to determine that there is objective evidence of an impairment loss include:

•	Significant financial difficulty of the issuer or obligor;
•	A breach of contract, such as a default or delinquency in interest or principal payments;
•	The company, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

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•	It becomes probable that the borrower will enter bankruptcy or other financial reorganization;
•	The disappearance of an active market for that financial asset because of financial difficulties; or
•	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:
o	Adverse changes in the payment status of borrowers in the portfolio; and
o	National or local economic conditions that correlate with defaults on the assets in the portfolio.

The company first assesses whether objective evidence of impairment exists.

The amount of loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that have not been incurred) discounted at the asset’s original effective interest rate. The asset’s carrying amount is reduced and the amount of loss is recognized in the income statement. As a practical expedient, the company may choose to measure impairment on the basis of the instrument’ fair value using an observable market price.

Impairment of trade receivables is described in note 2.6.

2.6	Trade receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

2.7	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with maturities of three months or less, and bank overdrafts.

2.8	Share capital

Ordinary units are classified as equity. Incremental costs directly attributable to the issue of new units or options are shown in equity as a deduction, net of tax, from the proceeds.

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2.9	Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.10	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. To the extent that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

2.11	Current and deferred income tax

The company is organized as a Texas Limited Liability Company. For income tax purposes, it reports as a partnership under Title 26 United States Codes. Under partnership rules, the company’s income is taxed to the shareholders and as such, owes no federal income tax.

The company does have to report and file a Texas Margin (Franchise) Tax and information return for its operations in which income has a nexus in the state of Texas.

2.12	Provisions

Provisions for environmental restoration, restructuring costs and legal claims are recognized when: the company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Restructuring provisions compromise lease terminations penalties and employee termination payments. Provisions are not recognized for future operating losses.

When there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

26

Provisions are measured at the present value of expenditures expected to be required to settle the obligation using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognized as an expense.

2.13	Revenue Recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the company’s activities. Revenue is shown net of tax, returns, rebates and discounts.

The company recognizes revenue when the amount of revenue can be reliably measured. It is probable that future economic benefits will flow to the entity and when the specific criteria have been met for each of the group’s activities as described below. The company bases its estimates on historic results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

2.13.1	Successful efforts accounting

The company utilizes the successful efforts accounting method, a method commonly used in the oil and gas extractive industries. Expenditures for successful projects are deferred while those for unsuccessful ones are immediately expensed. Capitalized costs applicable to producing properties are amortized based on the reserves produced.

3.	Financial risk management

3.1	Financial risk factors

The company’s operations and earnings are subject to risks from changing conditions in competitive, economic, political, legal, regulatory, social, industry, business and financial fields. Investors should carefully consider these risks. If these risks are not adequately managed, they could have a material adverse effect separately or in combination on the company’s operational performance, earnings, or our financial condition (see details below).

(a)	The company’s operating results and financial condition are exposed to fluctuating prices for oil, natural gas, oil products and chemicals.
(b)	The company’s future hydrocarbon production depends on the delivery of capital projects as well as the ability to replace oil and gas reserves.
(c)	The company’s ability to achieve its strategic objectives depends on the company’s reaction to competitive forces.
(d)	An erosion of the company’s business reputation would adversely impact its license to operate, its brand, and its ability to secure new resources and its financial performance.
(e)	Rising climate change concerns could lead to additional regulatory measures that may result in project delays and higher cost.

27

(f)	The nature of the company’s operations exposes us to a wide range of significant health, safety, security and environment (HSSE) risks.
(g)	The company’s exposure to a wide range of political developments and resulting changes to laws and regulations.
(h)	The company’s investment in joint ventures and associated companies may reduce its degree of control as well as its ability to identify and manage risks.
(i)	The company’s future performance depends on successful deployment of new technologies.
(j)	Skilled employees are essential to the successful delivery of the company’s strategy.
(k)	The company is subject to many legal regimes, with different fiscal and regulatory systems, as well as to changes in legislation.
(l)	Economic and financial market conditions affect profitability.
(m)	There exists no estimation of the reserves of associates as of December 31, 2011. Additionally, reserve estimation is not an exact calculation and involves subjective judgments based on available information.
(n)	The company faces property and liability risks and does not insure against all potential losses.

3.2	Capital Risk Management

The company’s objectives when managing capital are to safeguard the company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure and to reduce the cost of capital.

In order to maintain or adjust the capital structure, the company may adjust the amount of draws made by the shareholders, issue new shares or sell assets to reduce debt.

4.	Critical accounting estimates and judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

4.1. Critical accounting estimates and assumptions

The company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The accounting estimates and assumptions that have significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a) Franchise taxes

Significant judgment is required in determining the provision for Texas Margin Tax. There are many transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were originally recorded, such differences will impact the current liabilities in the period in which such determination is made.

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5.	Financial instruments by category

	Loans and receivables	Assets at fair value through profit and loss	Total
31 December 2012 Assets per balance sheet
Trade and other receivables excluding pre-payments	752,165		752,165
Cash and cash equivalents	47,762		47,762

Total	799,927		799,927

	Loans and receivables	Assets at fair value through profit and loss	Total
31 December 2011 Assets per balance sheet
Trade and other receivables excluding pre-payments	357,758		357,758
Cash and cash equivalents	(93,821)		(93,821)
Restricted Cash
Total	263,937		263,937

	Liabilities at fair value through the profit and loss	Other financial liabilities amortized at cost	Total
31 December 2012 Liabilities per balance sheet
Trade and other payables excluding statutory liabilities		14,477,401	14,477,401
Total		14,477,401	14,477,401

	Liabilities at fair value through the profit and loss	Other financial liabilities amortized at cost	Total
31 December 2011 Liabilities per balance sheet
Trade and other payables excluding statutory liabilities		15,424,018	15,424,018
Total		15,424,018	15,424,018

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5.	a. Trade and other receivables

	2012	2011
Trade receivables	3,065	243
Less: Provision for impairment of trade receivables	-	-
Trade Receivables – net	3,065	243
Receivables from related parties	749,100	313,671
Financing income receivable, related party	-	43,844
Current portion	752,165	357,758

6.	Cash and cash equivalents

	2012	2011
Cash at bank and on hand/Bank overdrafts	20,712	(120,698)
Short-term bank deposits	27,050	26,877
Total	47,762	(93,821)

Cash, cash equivalents and bank overdrafts include the following for the purpose of the statement of cash flows:

	2012	2011
Cash and cash equivalents	47,762	26,877
Bank overdrafts	-	(120,698)

Total	47,762	(93,821)

7.	Members’ capital

During the 2012 fiscal year, it was determined that additional funding in the amount of $1,515,000 was needed to further field development. In answer to this need, members felt it was prudent to answer the cash call through additional equity contributions and through the addition of new members.

(a) Member percentages of equity

	Post (%)	Pre (%)
Prestige O & G, LLC	43.1320	46.6670
Rasan Group
Caldwell (US), Inc.	27.8965	26.6665
Rasan Associates, LLC	1.1699	0.8330
Total Rasan Group	29.0664	27.4995
EPMD Group
E&P Management and Development, LLC	21.5660	23.3335
Delta O & G, LLC	6.2356	2.5000
Total EPMD Group	27.8016	25.8335
At 31 December	100.0000	100.0000

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(b) New contributions

2012
Delta O & G, LLC	785,000
Caldwell (US) Inc.	650,000
Rasan Associates, LLC	80,000
Total contribution	1,515,000

8.	Retained earnings

	2012	2011
At 1 January	(3,803,785)	(3,120,730)
Profit for the year	(620,477)	(683,055)

At 31 December	(4,424,262)	(3,803,785)

9.	Trade and other payables

	2012	2011
Trade payables	689,042	116,512
Notes payable	25,000	1,717,350
Notes payable, related parties	689,928	650,000
Payables, related parties	9,369	401,820
Notes payable long-term, related parties	10,537,500	10,525,000
Notes payable long-term	2,400,000	2,000,000
Accrued Expenses	126,562	13,336
	14,477,401	15,424,018

10.	Expenses by nature

	2012	2011
Marketing and promotion	-	2,187
Bank Charges	345	804
Depreciation	2,893	4,851
Geographical and geological	1,844	1,752
Insurance	29,436	15,227
Legal	133,416	51,737
License Fees	124	2,397
Miscellaneous	1,187	1,863
Payroll and employee administrative	590,587	469,995
Professional fees	15,481	39,630
Property tax	332	1,721
Rent	29,568	24,000
Royalty	589	2,124
Supplies	5,384	7,278
Travel	47,880	102,642
Telephone	6,395	7,927
Utilities	962	1,116
Total costs of sales, distribution costs and admin. expenses	866,423	737,251

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11.	Equity earnings and balances

(a) Balance per equity owner at 31 December

	2012	2011
E & P Management and Development, LLC	(183,857)	(50,045)
Caldwell (US), Inc.	2,413,733	1,936,824
Prestige O & G, LLC	(367,713)	(100,089)
Delta O & G, LLC	2,236,460	1,490,151
Rasan Associates, LLC	569,459	496,718
	4,668,082	3,773,559

12.	Contingencies

The company may, in the course of normal business operations, have contingent liabilities arise. It is not anticipated that any material liabilities will arise from the contingent liabilities.

13.	Related-party transactions

The following transactions were carried out with related parties:

(a) Accounts receivable from related parties

	2012	2011
At 1 January	357,515	200,390
Receivables from E & P Co. International, LLC	401,925	95,029
Receivables from Caldwell (US) Inc.	6,270	6,899
Receivables from E & P Management and Development, LLC	5,900	7,274
Receivables from Prestige O & G, LLC	20,934	23,052
Receivables from Delta O & G, LLC	400	308
Accrued Interest Income	(43,844)	24,563
At 31 December	749,100	357,515

(b) Notes payable to related parties

	2012	2011
At 1 January	11,175,000	9,750,000
Loan from Prestige O & G, LLC	412,500	375,000
Loan from Caldwell (US) Inc.	(400,000)	400,000
Loan from Mashhoor Almadodi	-	500,000
Loan from Osman Kaldirim, Sr.	-	150,000
Rasan Associates, LLC	39,928	-
At 31 December	11,227,428	11,175,000

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14.	Unproved property costs

The company capitalized various costs expended in the development of its Louisiana asset.

	2012	2011
At 1 January	17,353,603	1,2067,986

Drilling and production	434,463	4,574,750
Freight charges	-	11,382
Financing costs	530,894	699,484
At 31 December	18,318,960	17,353,603

15.	Investment property

Investment property in the amount of $1,542,510 is held with Univest Inc., an entity located in the Cayman Islands, for the purpose of participating in investment transactions in compliance with Islamic Sharia’s principles. The investment was used to reduce debt to in regards to financing provided by Rasan Private Equity in which a financing income in the amount of $202,760 was recognized.

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16.	Independent Reports on NE Caldwell

The NE Caldwell Project (Investments in E & P Co., LLC) has been valued/assessed by the following Independent External Parties whose results are as follows:

Party	Scope of Work	Findings
Netherland., Sewell & Associates, Inc. (NSAI)	Resource Evaluation as of March 1, 2011	a. NSAI produced the document as Resource Report to assess Gas in Place
b. Covered area represents only 15% of leased land.
c. The report covers only one zone of coal reservoir.
d. Due to shortage of mass production and wells still in dewatering stage, financial modeling was not conducted at this time.
e. In the worst case scenario, the covered area contains 31mmcf of Gas in Place.
Supreme Source Energy Services (SSES)	GIP Estimate	a. Estimated Gas in Place for subject acreage – 683 BCF- GIP.
b. Technology is technically applicable in the drilling of the subject reservoir.
Intertek Westport Technology Center (Intertek)	Core & Reservoir Analysis	a. Study concludes that the reservoir is mature – Ranked as Sub-Bituminous.
b. Gas content ranging from 250-450 SCF/T – Indicative of High Content Gas Reservoir.

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Clay Thomas, P.C.

Certified Public Accountant

P.O. Box 311195

Houston, Texas 77231

(281) 253-9637 (office)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of E & P Co., LLC

I have audited the accompanying statement of financial position of E & P Co., LLC as of June 30, 2013 and December 31, 2012, and the related statements of income, members’ equity and cash flows for each of the periods ending June 30, 2013 and December 31, 2012. E & P Co., LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E & P Co., LLC as of June 30, 2013 and December 31, 2012, and the results of its operations and its cash flows for each of the periods ending June 30, 2013 and December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

September 10, 2013

1

E & P Co., LLC
Statement of Financial Position
For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and Cash Equivalents	34,900	47,762
Accounts Receivable	-	751,231
Total Current Assets	34,900	798,993

Other Current Assets
Accrued Gas Sales Income	655	933
Prepaid Expense	12,500	12,500
Refundable Deposits	11,204	11,204
Total Other Current Assets	24,359	24,637

Total Current Assets	59,259	823,629

Fixed Assets
Intangible Assets	8,157,352	-
Project Under Development	9,137,323	18,318,960
Property and Equipment	33,403	33,403
Furniture and Fixtures	39,236	39,236
Accumulated Depreciation	(70,470)	(69,746)
Total Fixed Assets	17,296,844	18,321,853

TOTAL ASSETS	17,356,103	19,145,482

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	235,508	690,137
Accrued Expense	360,049	126,563
Payroll Tax Liabilities	10,063	8,274
Total Accounts Payable	605,620	824,973

Other Current Liabilities
Notes Payable	798,367	714,928
Total Other Current Liabilities	798,367	714,928
Total Current Liabilities	1,403,987	1,539,901

Long-Term Liabilities	9,092,467	12,937,500
Total Long-Term Liabilities	9,092,467	12,937,500

Total Liabilities	10,496,454	14,477,401

Equity
Members' Capital Accounts	6,859,649	4,668,081
Total Equity	6,859,649	4,668,081

TOTAL LIABILITIES & EQUITY	17,356,103	19,145,482

See accompanying notes to the financial statements.

2

E & P Co., LLC
Statement of Operations
For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012

Ordinary Income
Income
Income	2,141	4,420
Total Income / (loss)	2,141	4,420
Gross Profit / (loss)	2,141	4,420
Direct Operating Costs
Geographical and Geological	2,212	1,845
Royalty	19,594	589
Total Direct Operating Costs	21,806	2,433

General and Administrative Costs
Bad Debt	107,302	-
Bank charges	453	345
Communication	412	6,395
Depreciation and Amortization	723	2,893
Employee Insurance	4,512	8,731
Insurance	8,708	29,436
License Fees	126	124
Miscellaneous	265	1,187
Office Equipment	930	3,308
Payroll	223,869	581,856
Professional Fees	358,174	149,228
Rent	19,692	29,568
Stationery	1,125	2,076
Taxes	4,028	-
Travel and Accommodations	11,375	47,880
Utilities	1,667	961

Total Professional Fees	743,361	863,989

Total Expense	765,167	866,422

Other Income/Expense
Other Income	-	241,526
Other Expense	-	-
Total Other Income/Expense	-	241,526

Net Ordinary Income / (loss)	(763,026)	(620,477)

Net Income / (loss)	(763,026)	(620,477)

See accompanying notes to the financial statements.

3

E & P Co., LLC
Statement of Cash Flows
For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012

Operating Activities
Net Income	(763,026)	(620,477)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	(454,619)	508,686
Accounts Receivable	751,231	(437,561)
Accrued Expense	233,486	188,834
Accrued Gas Sales Income	279	(690)
Accrued Interest Income	-	43,844
Accrued Interest Expense	-	-
Credit Cards	(10)	(17)
Deposits	-	(3,928)
Depreciation	723	2,893
Investments	-	-
Payroll Tax Liabilities	1,789	8,305
Prepaid Expense	-	12,352
Net cash provided / (used) by Operating Activities	(230,147)	(297,757)

Investing Activities
Intangible Assets	(8,157,352)	-
Project Under Development	9,181,637	(965,361)
Property and Equipment	-	(388)
Net cash provided / (used) by investing activities:	1,024,284	(965,748)

Financing Activities
Investment from Members		1,515,000
Notes Payable	(3,761,593)	(109,912)
Members' Equity	2,954,595	-
Net cash provided by Financing Activities	(806,998)	1,405,088
Net cash increase for period	(12,861)	141,583
Cash at Beginning of Period	47,762	(93,821)
Cash at end of period	34,900	47,762

See accompanying notes to the financial statements.

4

E & P Co., LLC
Statement of Members' Equity
For the Period Ending June 30, 2013

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	3,577,344	(2,245,982)	1,331,362

Net Income / (loss)	-	(874,748)	(874,748)

Balance December 31, 2010	3,577,344	(3,120,730)	456,614

Member Investment	4,000,000	-	4,000,000

Net Income / (loss)	-	(683,055)	(683,055)

Balance December 31, 2011	7,577,344	(3,803,785)	3,773,559

Member Investment	1,515,000	-	1,515,000

Net Income / (loss)	-	(620,477)	(620,477)

Balance December 31, 2012	9,092,344	(4,424,262)	4,668,082

Member Investment	2,954,593	-	2,954,593

Net Income / (loss)	-	(763,026)	(763,026)

Balance June 30, 2013	12,046,937	(5,187,288)	6,859,649

See accompanying notes to the financial statements.

5

Notes to the financial statements

1.	General information

E & P Co., LLC (the Company) is engaged in the development, drilling and production of coal bed methane gas on a concession located in the State of Louisiana.

The company was formed in Texas in June 2005 as a Texas Limited Liability Company and is registered and domiciled in the State of Texas. Caldwell (US), Inc., E & P Management and Development, LLC (EPMD), Rasan Associates, LLC and Delta O & G, LLC own interest in the company. See Note 7.

The Company commenced developing wells and raising funds to finance well development activities, and initiated the process of drilling the third gas production well during 2010 and completed lateral drilling of the third well in the 2011 fiscal year. The company has gone form an early stage development with on-going concern business in 2008, to an advanced stage development, through the continued capital commitment from the shareholders. On June 25th 2013, E&P LLC entered into a Participation Agreement with Prestige O&G, LLC to regulate their partnership in current CBM Project where each holds 50% interest in the Project.

With the investment made since 2008 in aggregate of $17 million in the project (mutually held with Prestige O&G, LLC), the company has a complete, fully operational processing facility as per the standards and requirements of Regency main interstate sales line, in addition to three developed and producing wells. The gas processing facility is designed to accommodate roughly 30 wells.

In the course of its development activities, the Company has sustained operating losses and expects such losses to continue through at least the second quarter of 2013 due to the fact that the developed wells will remain under the stabilization phase during this period.

The Company targets to achieve a proven reserve status for its three existing wells during year 2013, with minor developments of its processing facility and addition of a second water disposal well. Also, the Company has obtained permits to drill three more lateral wells. The Company expects to finance its operations primarily through its existing cash and future financing from its members and or through IPO which the shareholders have approved for the company to go public. The shareholders anticipate bringing a Shell Company (a public reporting company) on board and the Company will be acquired by such Shell Company.

6

The Company’s ability to continue as a going concern will require the Company to obtain additional capital in the future to continue its operations and to fund its debt payments.

2.	Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all of the financial statements presented. This is the sixth financial reporting period.

2.1	Basis of preparation

The financial statements of E & P Co., LLC have been prepared in accordance with International Financial Reporting Standards. The financial statements have been prepared under the historical cost convention.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 4.

2.2	Consolidation

(a)	Associates

Associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognized at cost. The company’s investment in associates is accounted for using the equity method of accounting and is initially recognized at cost.

The company’s share of its associate’s post-acquisition profits or losses is recognized in the income statement, and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the company’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

7

Unrealized gains on transactions between the company and its associates are eliminated to the extent of the company’s interest in the associate. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the associate has been changed where necessary to ensure consistency with the policies adopted by the company. Dilution gains and losses arising in investments are recognized in the income statement.

2.3	Financial assets

2.3.1	Classification

The company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term. Derivatives are also categorized as held for trading unless they are designated as hedges. Assets in this category are classified as current assets.

(b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The company’s loans and receivables compromise ‘trade and other receivables’ and cash and cash equivalents in the balance sheet.

(c)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

8

2.3.2	Recognition and measurement

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the company commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss is initially recognized at fair value, and transaction costs are expensed in the Statement of Income. Financial assets are derecognized when the rights to receive cash flows from investments have expired or have been transferred or the company has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortized cost.

Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ are presented in the Statement of Income within ‘other (losses)/gains – net’ in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognized in the income statement as part of other income when the company’s right to receive payments is established.

2.4	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

2.5	Impairment of financial assets

(a)	Assets carried at amortized cost

The company assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

9

The criteria that the company uses to determine that there is objective evidence of an impairment loss include:

•	Significant financial difficulty of the issuer or obligor;
•	A breach of contract, such as a default or delinquency in interest or principal payments;
•	The company, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;
•	It becomes probable that the borrower will enter bankruptcy or other financial reorganization;
•	The disappearance of an active market for that financial asset because of financial difficulties; or
•	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:
o	Adverse changes in the payment status of borrowers in the portfolio; and
o	National or local economic conditions that correlate with defaults on the assets in the portfolio.

The company first assesses whether objective evidence of impairment exists.

The amount of loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that have not been incurred) discounted at the asset’s original effective interest rate. The asset’s carrying amount is reduced and the amount of loss is recognized in the income statement. As a practical expedient, the company may choose to measure impairment on the basis of the instrument’ fair value using an observable market price. Impairment of trade receivables is described in note 2.6.

2.6	Trade receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

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2.7	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with maturities of three months or less, and bank overdrafts.

2.8	Share capital

Ordinary units are classified as equity. Incremental costs directly attributable to the issue of new units or options are shown in equity as a deduction, net of tax, from the proceeds.

2.9	Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.10	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. To the extent that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

2.11	Current and deferred income tax

The company is organized as a Texas Limited Liability Company. For income tax purposes, it reports as a partnership under Title 26 United States Codes. Under partnership rules, the company’s income is taxed to the shareholders and as such, owes no federal income tax.

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The company does have to report and file a Texas Margin (Franchise) Tax and information return for its operations in which income has a nexus in the state of Texas.

2.12	Provisions

Provisions for environmental restoration, restructuring costs and legal claims are recognized when: the company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Restructuring provisions compromise lease terminations penalties and employee termination payments. Provisions are not recognized for future operating losses.

When there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of expenditures expected to be required to settle the obligation using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognized as an expense.

2.13	Revenue Recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the company’s activities. Revenue is shown net of tax, returns, rebates and discounts.

The company recognizes revenue when the amount of revenue can be reliably measured. It is probable that future economic benefits will flow to the entity and when the specific criteria have been met for each of the group’s activities as described below. The company bases its estimates on historic results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

2.14	Successful efforts accounting

The company utilizes the successful efforts accounting method, a method commonly used in the oil and gas extractive industries. Expenditures for successful projects are deferred while those for unsuccessful ones are immediately expensed. Capitalized costs applicable to producing properties are amortized based on the reserves produced.

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3.	Financial risk management

3.1	Financial risk factors

The company’s operations and earnings are subject to risks from changing conditions in competitive, economic, political, legal, regulatory, social, industry, business and financial fields. Investors should carefully consider these risks. If these risks are not adequately managed, they could have a material adverse effect separately or in combination on the company’s operational performance, earnings, or our financial condition (see details below).

•	The company’s operating results and financial condition are exposed to fluctuating prices for oil, natural gas, oil products and chemicals.

•	The company’s future hydrocarbon production depends on the delivery of capital projects as well as the ability to replace oil and gas reserves.

•	The company’s ability to achieve its strategic objectives depends on the company’s reaction to competitive forces.

•	An erosion of the company’s business reputation would adversely impact its license to operate, its brand, and its ability to secure new resources and its financial performance.

•	Rising climate change concerns could lead to additional regulatory measures that may result in project delays and higher cost.

•	The nature of the company’s operations exposes us to a wide range of significant health, safety, security and environment (HSSE) risks.

•	The company’s exposure to a wide range of political developments and resulting changes to laws and regulations.

•	The company’s investment in joint ventures and associated companies may reduce its degree of control as well as its ability to identify and manage risks.

•	The company’s future performance depends on successful deployment of new technologies.

•	Skilled employees are essential to the successful delivery of the company’s strategy.

•	The company is subject to many legal regimes, with different fiscal and regulatory systems, as well as to changes in legislation.

•	Economic and financial market conditions affect profitability.

•	There exists no estimation of the reserves of associates as of December 31, 2011. Additionally, reserve estimation is not an exact calculation and involves subjective judgments based on available information.

•	The company faces property and liability risks and does not insure against all potential losses.

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3.2	Capital Risk Management

The company’s objectives when managing capital are to safeguard the company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure and to reduce the cost of capital.

In order to maintain or adjust the capital structure, the company may adjust the amount of draws made by the shareholders, issue new shares or sell assets to reduce debt.

4.	Critical accounting estimates and judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

4.1.	Critical accounting estimates and assumptions

The company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The accounting estimates and assumptions that have significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Franchise taxes

Significant judgment is required in determining the provision for Texas Margin Tax. There are many transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were originally recorded, such differences will impact the current liabilities in the period in which such determination is made.

5.	Notes Receivable.

5.1.	On June 30, 2013, the members unanimously elected to net the entirety of the outstanding balances of the Notes Receivable against the corresponding outstanding balances the Company owed in Notes Payable.

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6.	Intangible Assets

6.1.	On June 30, 2013, the members elected to recognize the value of the proprietary well completion processes developed by the engineers of the Company to be valued at $8,157,352.

7.	Subsequent Events.

7.1.	On September 6, 2013, the Company entered into a Business Combination with Woodgate Energy Corporation, a public reporting company. E&P Co., LLC became fully-owned subsidiary of Woodgate Energy Corporation. Following the business combination, the members unanimously voted to acquire capital stock in Woodgate Energy Corporation utilizing a stock swap for its entire equity interest in the amount of $6,859,649.

7.2.	On September 6, 2013, the majority of the holders of outstanding debt converted their holdings into equity into Woodgate Energy Corporation.

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Independent Auditor’s Report

To the Members of Prestige O & G, LLC

Report on the financial statements

I have audited the financial statements of Prestige O & G, LLC which comprise the statement of financial position as of 31 December 2012 and 2011 and the statements of income, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory notes.

Management’s responsibility for the financial statements

Management is responsible for the preparation of these financial statements in accordance with International Financial Reporting Standards (IFRSs). This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audit in accordance with International Standards on Auditing. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

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Opinion

In my opinion, the accompanying financial statements give a true and fair view of the financial position of the company as of 31 December 2012, and of its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRSs).

12 February 2013

Clay Thomas, P.C.

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Statement of Financial Position

		As of 31 December
	Note	2012	2011

Assets

Non-current assets

Investments in associates	5	18,960,844	19,228,468
Projects under development		350,000	350,000
		19,310,844	19,578,468

Current assets

Notes receivable, related party	6, 14	4,537,500	4,220,233
Prepaid expenses		1,309	1,000
Cash and cash equivalents	7	5,338	5,338
		4,544,147	4,226,571

Total assets		23,854,991	23,805,039

Equity attributable to owners
Members' capital	8	23,000,000	23,000,000
Retained earnings	9	659,365	630,347
Total equity		23,659,365	23,630,347

Liabilities

Current liabilities

Trade and other payables - related party	10	195,626	174,692
		195,626	174,692

Total liabilities		195,626	174,692

Total equity and liabilities		23,854,991	23,805,039

The notes on pages 7 to 20 are an integral part of these financial statements.

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Statement of Income

		Year ended 31 December
	Note	2012	2011
Continuing operations

Revenue		317,267	386,087
Gross profit		317,267	386,087

Administrative expenses	11	(20,625)	(21,552)
Operating loss		(20,625)	(21,552)

Share of profit of associates	5	(267,624)	(328,397)
Profit (loss) before income tax		29,018	36,139

Income tax expense		-	-
Profit (loss) for the year from continuing operations		29,018	36,139

Profit (loss) for the year		29,018	36,139

Profit (loss) attributable to:
Owners of the parent		29,018	36,139
		29,018	36,139

The notes on pages 7 to 20 are an integral part of these financial statements.

4

Statement of Cash Flows

		Year ended 31 December
	Note	2012	2011

Cash flows from operating activities

Cash generated from operations	12	(267,624)	(328,397)
Net cash generated from operating activities		(267,624)	(328,397)

Cash flows from investing activities

Investment in associates	5	267,624	328,397
Investment in project under development		-	-
Loans granted to associates		-	-
Net cash used in investing activities		267,624	328,397

Cash flows generating from financing activities

Proceeds from issuance of ordinary shares		-	-
Net cash proceeds from financing activities		-	-

Net increase (decrease) in cash, cash equivalents, and bank overdrafts		-	-
Cash, cash equivalents and bank overdrafts at beginning of year		5,338	5,338
Exchange gains (losses) on cash and bank overdrafts		-	-
Cash, cash equivalents and bank overdrafts at end of year	7	5,338	5,338

The notes on pages 7 to 20 are an integral part to these financial statements.

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Statement of changes in equity

		Attributable to Members
	Note	Capital	Retained Earnings	Total equity
Balance at 1 January 2010		20,000,000	968,075	20,968,075

Total profit (loss) for the year			(373,867)	(373,867)

Proceeds from capital contributions		3,000,000	-	3,000,000
Balance at 31 December 2010		23,000,000	594,208	23,594,208

Total profit (loss) for the year			36,139	36,139

Balance at 31 December 2011		23,000,000	630,347	23,630,347

Total profit (loss) for the year			29,018	29,018

Balance at 31 December 2012	8	23,000,000	659,365	23,659,365

The notes on page 7 to 20 are an integral part to these financial statements.

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Prestige O & G, LLC

Notes to the financial statements – 31 December 2012 and 2011

1.	General information

Prestige O & G, LLC invests in and develops oil and gas exploration and production projects in the United States and other countries.

The company is a Texas Limited Liability Company and is registered and domiciled in the state of Texas.

2.	Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all of the financial statements presented. This is the second financial reporting period.

2.1	Basis of preparation

The financial statements of Prestige O & G, LLC have been prepared in accordance with International Financial Reporting Standards. The financial statements have been prepared under the historical cost convention.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 4.

2.1.1 Changes in accounting policy and disclosures

(a) New and amended standards adopted by the company

The company has adopted the following and new amended IFRS as of 1 January 2009:

IFRS 7 ‘Financial instruments – Disclosures’ (amendment) – effective January 1, 2009. The amendment requires enhanced disclosures about fair value measurement and liquidity risk. In particular, the amendment requires disclosure of fair value measurements by level of a fair value measurement hierarchy. As the change in accounting policy only results in additional disclosures, there is no impact on earnings per share.

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In respect to borrowing costs related to qualifying assets for which the commencement date for capitalization is on or after 1 January 2009, the company capitalizes borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset as part of the cost of that asset. This is an adoption of IAS 23.

IFRS 5 ‘Disclosures required in respect of non-current assets (or disposal groups) classified as held for sale or discontinued operations’ – effective 1 January 2010, an amendment which specifies those disclosures required. It further clarifies that the general requirements of IAS 1 still apply, particularly paragraph 15 (to achieve a fair presentation) and paragraph 125 9sources of estimation uncertainty) of IAS 1. These disclosures will be applied prospectively.

IAS 7 ‘Statement of cash flows’ regarding the classification of expenditures on unrecognized assets effective 1 January 2010. This amendment requires that only expenditures that result in a recognized asset in the statement of financial position can be classified as investing activities. Early application of this amendment is permitted and is currently being applied.

2.2	Consolidation

(a)	Associates

Associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognized at cost. The company’s investment in associates is accounted for using the equity method of accounting and is initially recognized at cost.

The company’s share of its associate’s post-acquisition profits or losses is recognized in the income statement, and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post- acquisition movements are adjusted against the carrying amount of the investment. When the company’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

Unrealized gains on transactions between the company and its associates are eliminated to the extent of the company’s interest in the associate. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the associate has been changed where necessary to ensure consistency with the policies adopted by the company. Dilution gains and losses arising in investments are recognized in the income statement.

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2.3	Financial assets

2.3.1	Classification

The company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term. Derivatives are also categorized as held for trading unless they are designated as hedges. Assets in this category are classified as current assets.

(b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The company’s loans and receivables compromise ‘trade and other receivables’ and cash and cash equivalents in the balance sheet.

(c)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

2.3.2	Recognition and measurement

Regular purchases and sales of financial assets are recognized on the trade- date – the date on which the company commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss is initially recognized at fair value, and transaction costs are expensed in the Statement of Income. Financial assets are derecognized when the rights to receive cash flows from investments have expired or have been transferred or the company has transferred substantially all risks and rewards of ownership. Available-for- sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortized cost.

9

Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ are presented in the Statement of Income within ‘other (losses)/gains – net’ in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognized in the income statement as part of other income when the company’s right to receive payments is established.

2.4	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

2.5	Impairment of financial assets

(a)	Assets carried at amortized cost

The company assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the company uses to determine that there is objective evidence of an impairment loss include:

•	Significant financial difficulty of the issuer or obligor;
•	A breach of contract, such as a default or delinquency in interest or principal payments;
•	The company, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

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•	It becomes probable that the borrower will enter bankruptcy or other financial reorganization;
•	The disappearance of an active market for that financial asset because of financial difficulties; or
•	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:
o	Adverse changes in the payment status of borrowers in the portfolio; and
o	National or local economic conditions that correlate with defaults on the assets in the portfolio.

The company first assesses whether objective evidence of impairment exists.

The amount of loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that have not been incurred) discounted at the asset’s original effective interest rate. The asset’s carrying amount is reduced and the amount of loss is recognized in the income statement. As a practical expedient, the company may measure impairment on the basis of the instrument’ fair value using an observable market price.

Impairment of trade receivables is described in note 2.6.

2.6	Trade receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

2.7	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with maturities of three months or less, and bank overdrafts.

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2.8	Share capital

Ordinary units are classified as equity. Incremental costs directly attributable to the issue of new units or options are shown in equity as a deduction, net of tax, from the proceeds.

2.9	Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.10	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. To the extent that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

2.11	Current and deferred income tax

The company is organized as a Texas Limited Liability Company. For income tax purposes, it reports as a partnership under Title 26 United States Codes. Under partnership rules the company’s income is taxed to the shareholders and as such, owes no federal income tax.

The company does have to report and file a Texas Margin (Franchise) Tax and information return for its operations in which income has a nexus in the state of Texas.

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2.12	Provisions

Provisions for environmental restoration, restructuring costs and legal claims are recognized when: the company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Restructuring provisions compromise lease terminations penalties and employee termination payments. Provisions are not recognized for future operating losses.

When there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of expenditures expected to be required to settle the obligation using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognized as an expense.

2.13	Revenue Recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the company’s activities. Revenue is shown net of tax, returns, rebates and discounts.

The company recognizes revenue when the amount of revenue can be reliably measured. It is probable that future economic benefits will flow to the entity and when the specific criteria have been met for each of the group’s activities as described below. The company bases its estimates on historic results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

2.13.1	Successful efforts accounting

The company utilizes the successful efforts accounting method, a method commonly used in the oil and gas extractive industries. Expenditures for successful projects are deferred while those for unsuccessful ones are immediately expensed. Capitalized costs applicable to producing properties are amortized based on the reserves produced.

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3.	Financial risk management

3.1	Financial risk factors

The company’s operations and earnings are subject to risks from changing conditions in competitive, economic, political, legal, regulatory, social, industry, business and financial fields. Investors should carefully consider these risks. If these risks are not adequately managed, they could have a material adverse effect separately or in combination on the company’s operational performance, earnings, or its financial condition (such risks may come in one or more of the following forms).

(a)	The company’s operating results and financial condition are exposed to fluctuating prices for oil, natural gas, oil products and chemicals.
(b)	The company’s future hydrocarbon production depends on the delivery of capital projects as well as the ability to replace oil and gas reserves.
(c)	The company’s ability to achieve its strategic objectives depends on the company’s reaction to competitive forces.
(d)	An erosion of the company’s business reputation would adversely impact its license to operate, its brand, and its ability to secure new resources and its financial performance.
(e)	Rising climate change concerns could lead to additional regulatory measures that may result in project delays and higher cost.
(f)	The nature of the company’s operations exposes us to a wide range of significant health, safety, security and environment (HSSE) risks.
(g)	The company’s exposure to a wide range of political developments and resulting changes to laws and regulations.
(h)	The company’s investment in joint ventures and associated companies may reduce its degree of control as well as its ability to identify and manage risks.
(i)	The company’s future performance depends on successful deployment of new technologies.
(j)	Skilled employees are essential to the successful delivery of the company’s strategy.
(k)	The company is subject to many legal regimes, with different fiscal and regulatory systems, as well as to changes in legislation.
(l)	Economic and financial market conditions affect profitability.
(m)	There exists no estimation of the reserves of associates as of December 31, 2011. Additionally, reserve estimation is not an exact calculation and involves subjective judgments based on available information.
(n)	The company faces property and liability risks and does not insure against all potential losses.

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3.2	Capital Risk Management

The company’s objectives when managing capital are to safeguard the company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure and to reduce the cost of capital.

In order to maintain or adjust the capital structure, the company may adjust the amount of draws made by the shareholders, issue new shares or sell assets to reduce debt.

4.	Critical accounting estimates and judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

4.1.	Critical accounting estimates and assumptions

The company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The accounting estimates and assumptions that have significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Franchise taxes

Significant judgment is required in determining the provision for Texas Margin Tax. There are many transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were originally recorded, such differences will impact the current liabilities in the period in which such determination is made.

5.	Investments in associates (all amounts in thousands unless otherwise stated)

Prestige O& G, LLC	2012	2011
At 1 January	19,228	19,557
Investment in associate	-	-
Share of profit	(267)	(328)

At 31 December	18,961	19,228

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The company’s share of the results of its principle associate, which is unlisted, and its aggregated assets and liabilities are as follows:

	Country of					% Interest
Name	registration	Assets	Liabilities	Revenues	Profit/Loss	held
2012
Investment in E & P Co, LLC	US	8,257	6,244	106	(267)	43.132

Total		8,257	6,244	106	(267)	43.132

	Country of					% Interest
Name	registration	Assets	Liabilities	Revenues	Profit/Loss	held
2011
Investment in E & P Co, LLC	US	8,959	7,198	6	(328)	46.667

Total		8,959	6,244	6	(328)

5(a) Financial instruments by category

		Assets at fair
	Loans and	value through
	receivables	profit and loss	Total
31 December 2012 Assets per balance sheet
Trade and other receivables excluding pre-payments	4,537,500		4,537,500
Cash and cash equivalents	5,338		5,338

Total	4,542,838		4,542,838

		Assets at fair
	Loans and	value through
	receivables	profit and loss	Total
31 December 2011 Assets per balance sheet
Trade and other receivables excluding pre-payments	4,220,233		4,220,233
Cash and cash equivalents	5,338		5,338

Total	4,225,571		4,225,571

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	Liabilities at fair value through the profit and loss	Other financial liabilities amortized at cost	Total
31 December 2012 Liabilities per balance sheet
Trade and other payables excluding statutory liabilities		195,626	195,627
Total		195,626	195,627

	Liabilities at fair value through the profit and loss	Other financial liabilities amortized at cost	Total
31 December 2011 Liabilities per balance sheet
Trade and other payables excluding statutory liabilities		174,692	174,692

Total		174,692	174,692

6. Notes receivable, related parties

	2012	2011

Notes receivable - related parties	4,537,500	4,220,233
Current portion	4,537,500	4,220,233

7. Cash and cash equivalents

	2012	2011
Cash at bank and on hand	5,338	5,338

Total	5,338	5,338

Cash, cash equivalents and bank overdrafts include the following for the purpose of the statement of cash flows:

	2012	2011
Cash and cash equivalents	5,338	5,338
Total	5,338	5,338

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8.	Members capital

Number of units (thousands)
At 31 December 2010	23,000
Additions in year 2011	-
Additions in year 2012	-
Total at 31 December 2012	23,000

The total number of members units authorized and issued is 23 million units with a par value of $1.00.

9.	Retained earnings

	2012	2011
At 1 January	630,347	594,208
Profit for the year	29,018	36,139

At 31 December	659,365	630,347

10.	Trade and other payables

	2012	2011
Trade payables	5,900	5,900
Amounts due to related parties	189,726	168,792

	195,626	174,692

11.	Expenses by nature

	2012	2011
Dues	250	250
Legal expenses	-	988
Professional fees	5,900	7,451
Rent	14,475	12,000
Travel	-	863
Total costs of sales, distribution costs and administrative expenses	20,625	21,552

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12.	Cash generated from operations

	2012	2011
Profit before income tax	29,018	36,139
Accrued expenses	95,233	(1,500)
Payables – related parties	20,934	23,051
Prepaid expenses	(309)	-
Notes receivable – related parties	(412,500)	(386,087)
Cash generated from operations	(267,624)	(328,397)

13.	Contingencies

The company may, in the course of normal business operations, have contingent liabilities arise. It is not anticipated that any material liabilities will arise from the contingent liabilities.

14.	Related-party transactions

The following transactions were carried out with related parties:

(a) Notes receivable, related parties
	2012	2011
At 1 January	4,220,233	3,834,146
Notes receivable from associate	317,267	386,087

At 31 December	4,537,500	4,220,233

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15.	Independent Reports on NE Caldwell

The NE Caldwell Project (Investments in E & P Co., LLC) has been valued/assessed by the following Independent External Parties whose results are as follows:

Party	Scope of Work	Findings
Netherland., Sewell & Associates, Inc. (NSAI)	Resource Evaluation as of March 1, 2011

a.     NSAI produced the document as Resource Report to assess Gas in Place

b.     Covered area represents only 15% of leased land.

c.     The report covers only one zone of coal reservoir.

d.     Due to shortage of mass production and wells still in dewatering stage, financial modeling was not conducted at this time.

e.     In the worst case scenario, the covered area contains 31mmcf of Gas in Place.

Supreme Source Energy Services (SSES)	GIP Estimate	a. Estimated Gas in Place for subject acreage – 683 BCF- GIP. b. Technology is technically applicable in the drilling of the subject reservoir.
Intertek Westport Technology Center (Intertek)	Core & Reservoir Analysis	a. Study concludes that the reservoir is mature – Ranked as Sub-Bituminous. b. Gas content ranging from 250-450 SCF/T – Indicative of High Content Gas Reservoir.

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Clay Thomas, P.C.

Certified Public Accountant

P.O. Box 311195

Houston, Texas 77231

(281) 253-9637 (office)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Members of Prestige O & G, LLC

I have audited the accompanying statement of financial position of Prestige O & G, LLC as of June 30, 2013 and December 31, 2012, and the related statements of income, members’ equity and cash flows for each of the periods ending June 30, 2013 and December 31, 2012. Prestige O & G, LLC’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prestige O & G, LLC as of June 30, 2013 and December 31, 2012, and the results of its operations and its cash flows for each of the periods ending June 30, 2013 and December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas

September 10, 2013

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Prestige O & G, LLC

Statement of Financial Position

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012
ASSETS
Current Assets
Cash and Cash Equivalents	5,338	5,338
Notes Receivable	-	4,537,500
Total Current Assets	5,338	4,542,838

Other Current Assets
Accrued Gas Sales Income	-	-
Prepaid Expense	-	1,309
Refundable Deposits	-	-
Total Other Current Assets	-	1,309

Total Current Assets	5,338	4,544,147

Fixed Assets
Investment in E & P Co.	-	5,019,633
Project Under Development	10,049,517	350,000
Property and Equipment	-	-
Furniture and Fixtures	-	-
Accumulated Depreciation	-	-
Total Fixed Assets	10,049,517	5,369,633

TOTAL ASSETS	10,054,855	9,913,780

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	-	189,726
Accrued Expense	-	5,900
Payroll Tax Liabilities	-	-
Total Accounts Payable	-	195,626

Other Current Liabilities
Notes Payable	-	-
Total Other Current Liabilities	-	-
Total Current Liabilities	-	195,626

Long-Term Liabilities	-	-
Total Long-Term Liabilities	-	-

Total Liabilities	-	195,626

Equity
Members' Capital Accounts	10,054,855	9,718,155
Total Equity	10,054,855	9,718,155

TOTAL LIABILITIES & EQUITY	10,054,855	9,913,780

See accompanying notes to the financial statements.

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Prestige O & G, LLC

Statement of Operations

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012

Ordinary Income
Income
Share of Results in Associate	(271,317)	(267,624)
Total Income / (loss)	(271,317)	(267,624)
Gross Profit / (loss)	(271,317)	(267,624)

General and Administrative Costs
Miscellaneous	-	250
Professional Fees	-	5,900
Rent	5,237	14,475

Total G & A Costs	5,237	20,625

Total Expense	5,237	20,625

Other Income/Expense
Other Income	158,813	317,267
Other Expense	-	-
Total Other Income/Expense	158,813	317,267

Net Ordinary Income / (loss)	(117,741)	29,018

Net Income / (loss)	(117,741)	29,018

See accompanying notes to the financial statements.

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Prestige O & G, LLC

Statement of Cash Flows

For the Period Ending June 30, 2013 and December 31, 2012

	June 30,	December 31,
	2013	2012

Operating Activities
Net Income	(117,741)	29,018
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Payable	(189,726)	20,934
Accrued Expense	(5,900)	-
Accrued Interest Income	-	95,233
Notes Receivable	4,537,500	(412,500)
Prepaid Expense	1,309	(309)
Net cash provided / (used) by Operating Activities	4,225,442	(267,624)

Investing Activities
Investment in E & P Co., LLC	-	267,624
Project Under Development	(9,699,517)	-
Net cash provided / (used) by investing activities:	(9,699,517)	267,624

Financing Activities
Shareholders' Equity	5,474,075	-
Net cash provided by Financing Activities	5,474,075	-
Net cash increase for period	-	-
Cash at Beginning of Period	5,338	5,338
Cash at end of period	5,338	5,338

See accompanying notes to the financial statements.

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Prestige O & G, LLC

Statement of Members' Equity

For the Period Ending June 30, 2013

	Members' Capital	Accumulated Earnings	Total Members' Equity

Balance January 1, 2010	6,058,788	968,075	7,026,863

Member Investment	3,000,000	-	3,000,000

Net Income / (loss)	-	(373,867)	(373,867)

Balance December 31, 2010	9,058,788	594,208	9,652,996

Net Income / (loss)	-	36,139	36,139

Balance December 31, 2011	9,058,788	630,347	9,689,135

Net Income / (loss)	-	29,018	29,018

Balance December 31, 2012	9,058,788	659,365	9,718,154

	454,442	-	454,442

Net Income / (loss)	-	(117,741)	(117,741)

Balance June 30, 2013	9,513,230	541,624	10,054,855

See accompanying notes to the financial statements.

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Prestige O & G, LLC

Notes to the financial statements

1.	General information

Prestige O & G, LLC invests in and develops oil and gas exploration and production projects in the United States and other countries.

The company is a Texas Limited Liability Company and is registered and domiciled in the state of Texas.

2.	Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all of the financial statements presented. This is the fifth financial reporting period.

2.1	Basis of preparation

The financial statements of Prestige O & G, LLC have been prepared in accordance with U.S. GAAP. The financial statements have been prepared under the historical cost convention.

2.2	Consolidation

(a)	Associates

Associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognized at cost. The company’s investment in associates is accounted for using the equity method of accounting and is initially recognized at cost.

The company’s share of its associate’s post-acquisition profits or losses is recognized in the income statement, and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the company’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

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Unrealized gains on transactions between the company and its associates are eliminated to the extent of the company’s interest in the associate. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of the associate has been changed where necessary to ensure consistency with the policies adopted by the company. Dilution gains and losses arising in investments are recognized in the income statement.

2.3	Financial assets

2.3.1	Classification

The company classifies its financial assets in the following categories: at fair value through profit or loss, loans and receivables, and available-for-sale. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

(a)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets held for trading. A financial asset is classified in this category if acquired principally for the purpose of selling in the short-term. Derivatives are also categorized as held for trading unless they are designated as hedges. Assets in this category are classified as current assets.

(b)	Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The company’s loans and receivables compromise ‘trade and other receivables’ and cash and cash equivalents in the balance sheet.

(c)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated in this category or not classified in any of the other categories. They are included in non-current assets unless the investment matures or management intends to dispose of it within 12 months of the end of the reporting period.

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2.3.2	Recognition and measurement

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the company commits to purchase or sell the asset. Investments are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss. Financial assets carried at fair value through profit or loss is initially recognized at fair value, and transaction costs are expensed in the Statement of Income. Financial assets are derecognized when the rights to receive cash flows from investments have expired or have been transferred or the company has transferred substantially all risks and rewards of ownership. Available-for-sale financial assets and financial assets at fair value through profit or loss are subsequently carried at fair value. Loans and receivables are subsequently carried at amortized cost.

Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ are presented in the Statement of Income within ‘other (losses)/gains – net’ in the period in which they arise. Dividend income from financial assets at fair value through profit or loss is recognized in the income statement as part of other income when the company’s right to receive payments is established.

2.4	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

2.5	Impairment of financial assets

(a)	Assets carried at amortized cost

The company assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the company uses to determine that there is objective evidence of an impairment loss include:

•	Significant financial difficulty of the issuer or obligor;

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•	A breach of contract, such as a default or delinquency in interest or principal payments;
•	The company, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;
•	It becomes probable that the borrower will enter bankruptcy or other financial reorganization;
•	The disappearance of an active market for that financial asset because of financial difficulties; or
•	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:
o	Adverse changes in the payment status of borrowers in the portfolio; and
o	National or local economic conditions that correlate with defaults on the assets in the portfolio.

The company first assesses whether objective evidence of impairment exists.

The amount of loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that have not been incurred) discounted at the asset’s original effective interest rate. The asset’s carrying amount is reduced and the amount of loss is recognized in the income statement. As a practical expedient, the company may measure impairment on the basis of the instrument’ fair value using an observable market price.

Impairment of trade receivables is described in note 2.6.

2.6	Trade receivables

Trade receivables are amounts due from customers for merchandise sold or services performed in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for impairment.

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2.7	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with maturities of three months or less, and bank overdrafts.

2.8	Share capital

Ordinary units are classified as equity. Incremental costs directly attributable to the issue of new units or options are shown in equity as a deduction, net of tax, from the proceeds.

2.9	Trade payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.10	Borrowings

Borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. To the extent that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

2.11	Current and deferred income tax

The company is organized as a Texas Limited Liability Company. For income tax purposes, it reports as a partnership under Title 26 United States Codes. Under partnership rules the company’s income is taxed to the shareholders and as such, owes no federal income tax.

10

The company does have to report and file a Texas Margin (Franchise) Tax and information return for its operations in which income has a nexus in the state of Texas.

2.12	Provisions

Provisions for environmental restoration, restructuring costs and legal claims are recognized when: the company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Restructuring provisions compromise lease terminations penalties and employee termination payments. Provisions are not recognized for future operating losses.

When there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of expenditures expected to be required to settle the obligation using a rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognized as an expense.

2.13	Revenue Recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the company’s activities. Revenue is shown net of tax, returns, rebates and discounts.

The company recognizes revenue when the amount of revenue can be reliably measured. It is probable that future economic benefits will flow to the entity and when the specific criteria have been met for each of the group’s activities as described below. The company bases its estimates on historic results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

2.14	Successful efforts accounting

The company utilizes the successful efforts accounting method, a method commonly used in the oil and gas extractive industries. Expenditures for successful projects are deferred while those for unsuccessful ones are immediately expensed. Capitalized costs applicable to producing properties are amortized based on the reserves produced.

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3.	Financial risk management

3.1	Financial risk factors

The company’s operations and earnings are subject to risks from changing conditions in competitive, economic, political, legal, regulatory, social, industry, business and financial fields. Investors should carefully consider these risks. If these risks are not adequately managed, they could have a material adverse effect separately or in combination on the company’s operational performance, earnings, or its financial condition (such risks may come in one or more of the following forms).

•	The company’s operating results and financial condition are exposed to fluctuating prices for oil, natural gas, oil products and chemicals.

•	The company’s future hydrocarbon production depends on the delivery of capital projects as well as the ability to replace oil and gas reserves.

•	The company’s ability to achieve its strategic objectives depends on the company’s reaction to competitive forces.

•	An erosion of the company’s business reputation would adversely impact its license to operate, its brand, and its ability to secure new resources and its financial performance.

•	Rising climate change concerns could lead to additional regulatory measures that may result in project delays and higher cost.

•	The nature of the company’s operations exposes us to a wide range of significant health, safety, security and environment (HSSE) risks.

•	The company’s exposure to a wide range of political developments and resulting changes to laws and regulations.

•	The company’s investment in joint ventures and associated companies may reduce its degree of control as well as its ability to identify and manage risks.

•	The company’s future performance depends on successful deployment of new technologies.

•	Skilled employees are essential to the successful delivery of the company’s strategy.

•	The company is subject to many legal regimes, with different fiscal and regulatory systems, as well as to changes in legislation.

•	Economic and financial market conditions affect profitability.

•	There exists no estimation of the reserves of associates as of June 30, 2013. Additionally, reserve estimation is not an exact calculation and involves subjective judgments based on available information.

•	The company faces property and liability risks and does not insure against all potential losses.

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3.2	Capital Risk Management

The company’s objectives when managing capital are to safeguard the company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure and to reduce the cost of capital.

In order to maintain or adjust the capital structure, the company may adjust the amount of draws made by the shareholders, issue new shares or sell assets to reduce debt.

4.	Critical accounting estimates and judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

4.1.	Critical accounting estimates and assumptions

The company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The accounting estimates and assumptions that have significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

(a)	Franchise taxes

Significant judgment is required in determining the provision for Texas Margin Tax. There are many transactions and calculations for which the ultimate tax determination is uncertain. The company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were originally recorded, such differences will impact the current liabilities in the period in which such determination is made.

5.	Investments in associates

5.1.	On June 25th 2013, Prestige O&G, LLC entered into a Participation Agreement with E&P Co., LLC to regulate their partnership in current CBM Project where each holds 50% interest in the Project.
5.2.	On June 30, 2013, the Company’s interest in E & P Co., LLC was redeemed in its entirety with payment being made though the distribution of its interest in the E & P Co.’s Louisiana Project in the amount of $ 9,699,516.

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6.	Notes receivable, related parties

6.1.	On June 30, 2013, Prestige O & G, LLC, as holder of notes receivable in the amount of $4,496,758 elected to have the debt reclassified into its Investment in E & P Co., LLC in their entirety.

7.	Subsequent Events

7.1.	On September 6, 2013, the Company entered into a Business Combination with Woodgate Energy Corporation, a public reporting company. Prestige O&G, LLC became fully-owned subsidiary of Woodgate Energy Corporation. Following the business combination, the members unanimously voted to acquire capital stock in Woodgate Energy Corporation utilizing a stock swap for its entire equity interest in the amount of $10,054,855.

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